UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2018

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-9001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 2.02.	Results of Operations and Financial Condition

The information set forth in Item 7.01 below with respect to the fourth quarter and fiscal year ended December 31, 2017, of Pioneer Natural Resources Company and its subsidiaries (“Pioneer” or the “Company”) is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On December 22, 2017, the United States ("U.S.") enacted the Tax Cuts and Jobs Act (the “Tax Reform Legislation”), which made significant changes to U.S. federal income tax law. The Company expects that certain aspects of these changes will positively impact its future after-tax earnings primarily due to the lower federal statutory tax rate. Set forth below is a discussion of certain provisions of the Tax Reform Legislation and the Company’s preliminary assessment of the impact of such provisions on its consolidated results of operations, cash flows and balance sheet.

•
Beginning January 1, 2018, Pioneer's income will be taxed at a 21 percent federal corporate rate. The Company is required to recognize the effect of this rate change on its deferred tax assets and liabilities in the period the tax rate change is enacted. The Company currently expects this rate change will result in a noncash decrease to the Company's income tax provision (shown on its Consolidated Statements of Operations) of approximately $600 million for the quarter ended December 31, 2017, with a corresponding reduction in the Company's deferred income tax liability (shown on its Consolidated Balance Sheets).

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The Tax Reform Legislation also repealed corporate alternative minimum tax ("AMT") for tax years beginning January 1, 2018, and provides that existing AMT credit carryovers are refundable beginning in 2018. The Company has approximately $20 million of AMT credit carryovers that are expected to be fully refunded by 2022.

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In addition, the Tax Reform Legislation preserves deductibility of intangible drilling costs and provides for 100 percent bonus depreciation on personal tangible property expenditures through 2022. The bonus depreciation percentage is phased down from 100 percent beginning in 2023 through 2026.

The Tax Reform Legislation is a comprehensive bill containing other provisions, such as limitations on the deductibility of interest expense and certain executive compensation, that are not expected to materially affect Pioneer. The ultimate impact of the Tax Reform Legislation may differ from the Company's estimates due to changes in the interpretations and assumptions made by Pioneer as well as additional regulatory guidance that may be issued. The Company will provide updated and additional information regarding impacts of the Tax Reform Legislation in connection with its fourth quarter 2017 earnings release and its Annual Report on Form 10-K for the year ended December 31, 2017.

Cautionary Statement Concerning Forward-Looking Statements

Except for historical information contained herein, the statements in this Current Report on Form 8-K are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements, including the risks described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The Company undertakes no duty to publicly update these statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor,
Vice President and Chief Accounting Officer

Date: January 9, 2018